UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 25, 2023, Erasca, Inc. (the Company) announced promising preliminary data for ERAS-007 combinations in patients with gastrointestinal malignancies as part of two poster presentations that will be presented at the American Society of Clinical Oncology Annual Meeting in Chicago, Illinois.

In the Phase 1b/2 HERKULES-3 trial in patients with metastatic BRAF V600E mutated colorectal cancer (CRC), promising preliminary clinical activity of ERAS-007 in combination with encorafenib and cetuximab (EC) include*:

•
40% (2/5) response rate and 60% (3/5) disease control rate (CR+PR+SD) in EC-naïve response evaluable patients at the highest dose of ERAS-007 tested (100 mg BID-QW (twice daily on day 1 of each week)), with duration of exposure for both responders > 34 weeks as of the data cutoff date; across all dose levels in EC-naïve response evaluable patients, 29% (2/7) response rate and 57% (4/7) disease control rate;
•
ERAS-007 in combination with EC was generally well-tolerated with mostly low-grade treatment-related adverse events at all combination doses tested;
•
one dose-limiting toxicity (DLT) was reported for ERAS-007 100 mg BID-QW in combination with EC (Grade 3 macular edema, N=1); and
•
pharmacokinetic (PK) exposures of ERAS-007, encorafenib, and cetuximab were comparable to monotherapy values, suggesting no clinically significant PK drug-drug interactions between the study drugs.

* Data cutoff date of March 23, 2023.

The Company expects additional HERKULES-3 Phase 1b combination data in EC-naïve patients with BRAF-mutated CRC between H2 2023 and H1 2024.

In the Phase 1b/2 HERKULES-3 trial in patients with KRAS/NRAS mutant CRC or KRASm pancreatic ductal adenocarcinoma (PDAC), preliminary results from ERAS-007 in combination with palbociclib demonstrated a lack of clinical activity in patients with KRAS/NRAS mutant CRC and KRAS mutant PDAC. Based on these data, the Company will not pursue the combination of ERAS-007 and palbociclib in this patient population.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the Company’s expectations regarding the potential therapeutic benefits and safety profile of its product candidates, including ERAS-007; and the planned advancement of the Company’s development pipeline, including the anticipated timing of future data readouts for the HERKULES-3 trial, and other upcoming development milestones. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: preliminary results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available; the Company’s approach to the discovery and development of product candidates based on the Company’s singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; potential delays in the commencement, enrollment, and completion of clinical trials and preclinical studies; the Company’s dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; regulatory developments in the United States and foreign countries; the Company’s ability to obtain and maintain intellectual property protection for the Company’s product candidates and maintain the Company’s rights under intellectual property licenses; the Company’s ability to fund its operating plans with its current cash, cash equivalents, and marketable securities; and other risks described in the Company’s prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date:	May 25, 2023	By:	/s/ Ebun Garner
Ebun Garner, General Counsel